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                                                EXHIBIT 23.4

                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Phillips & Jacobs, Incorporated and Momentum Corporation on Form S-4 of our report dated February 28, 1992 appearing in the Prospectus, which is part of this Registration Statement, relating to the financial statements of T.K. Gray, Inc. for the year ended December 31, 1991 appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                /s/ DELOITTE & TOUCHE

Minneapolis, Minnesota                          DELOITTE & TOUCHE
August 2, 1994